UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

CytoDyn Inc.

(Name of Registrant as Specified in Its Charter)

PAUL A. ROSENBAUM
JEFFREY PAUL BEATY
ARTHUR L. WILMES
THOMAS J. ERRICO, M.D.

BRUCE PATTERSON, M.D.

PETER STAATS, M.D., MBA

MELISSA YEAGER
CCTV PROXY GROUP, LLC

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The participants named herein (collectively, “the Participants”), have filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2021 annual meeting of stockholders of CytoDyn Inc., a Delaware corporation.

On August 2, 2021, the Participants issued the following statement to certain press outlets:

“CYDY’s attempt to invalidate our director nominations is a desperate action to further disenfranchise shareholders and entrench a board and management team that have overseen repeated operational failures and a dramatic share price decline over recent months. We will continue our campaign for change at CYDY to ensure Leronlimab’s potential is fully met.”

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The participants named herein (collectively, the “Participants”), have filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of stockholders of CytoDyn Inc., a Delaware corporation (the “Company”).

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS LLC, BY CALLING +1 (844) 202-7428.

The participants in the proxy solicitation are anticipated to be Paul A. Rosenbaum (“Mr. Rosenbaum”), Jeffrey Paul Beaty (“Mr. Beaty”), Arthur L. Wilmes (“Mr. Wilmes”), Thomas J. Errico, M.D. (“Dr. Errico”), Bruce Patterson, M.D. (“Dr. Patterson”), Melissa Yeager (“Ms. Yeager”) and CCTV Proxy Group, LLC. As of the date hereof, Mr. Rosenbaum beneficially owns directly 1,300,000 shares of Common Stock, $0.001 par value per share, of the Company (the “Common Stock”). As of the date hereof, Mr. Beaty directly owns 888,888 shares of Common Stock. As of the date hereof, Mr. Wilmes directly owns 90,000 shares of Common Stock. As of the date hereof, Dr. Errico directly owns 2,508,705 shares of Common Stock. As of the date hereof, Dr. Patterson directly beneficially owns 569,242 shares of Common Stock. As of the date hereof, Dr. Staats directly beneficially owns 700,000 shares of Common Stock. As of the date hereof, Ms. Yeager and CCTV Proxy Group, LLC do not beneficially own any shares of Common Stock.